Exhibit F-2

ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS
OR RETIREMENTS OF SYSTEM SECURITIES
Calendar Year 2004
(Thousands of Dollars)

Name of Issuer and Title of Issue	Redeemed (note 1)	Retired (note 1)	Consideration	Commission Authorization (note 2)

Dominion
Senior Notes, Series G, 2.125%, due 2023	$219,258		$219,258	Rule 42
Medium Term Notes, Series A #02		$250,000	$250,000	Rule 42
Long Term Bank Loan		$18,100	$18,100	Rule 42
Note Payable to Affiliate due 2005	$27,576	$25,314	$52,890	Rule 42

Consolidated Natural Gas
Senior Notes, Series A, 7.25%, due October 1, 2004		$400,000	$400,000	Rule 42

Dominion E&P
Non-negotiable Notes:
7.5%, due September 30, 2004		$195,000	$195,000	Rule 42
8.95%, due September 30, 2009		4,450	4,450	Rule 42
		$199,450	$199,450
Dominion East Ohio
Non-negotiable Notes:
7.5%, due September 30, 2004		$55,000	$55,000	Rule 42
7.4%, due November 30, 2015		1,750	1,750	Rule 42
9.5%, due November 30, 2005		179	179	Rule 42
9.5%, due November 30, 2011		511	511	Rule 42
		$57,440	$57,440

Dominion Hope
Non-negotiable Notes:
7.5%, due September 30, 2004		$4,200	$4,200	Rule 42
7.4%, due November 30, 2015		250	250	Rule 42
9.5%, due November 30, 2005		224	224	Rule 42
		$4,674	$4,674

Dominion Peoples
Non-negotiable Notes:
7.4%, due November 30, 2015		$ 750	$ 750	Rule 42
9.5%, due November 30, 2011		511	511	Rule 42
		$1,261	$1,261

ITEM 4 - SCHEDULE OF ACQUISITIONS, REDEMPTIONS
OR RETIREMENTS OF SYSTEM SECURITIES
Calendar Year 2004
(Thousands of Dollars)

Name of Issuer and Title of Issue	Redeemed (note 1)	Retired (note 1)	Consideration	Commission Authorization (note 2)
Dominion Transmission
Non-negotiable Notes:
8.95%, due September 30, 2014		$3,180	$3,180	Rule 42
7.4%, due November 30, 2015		3,750	3,750	Rule 42
9.5%, due November 30, 2011		2,077	2,077	Rule 42
		$9,007	$9,007

DOTEPI
Senior Subordinated Notes, 9.25%, due 2004		$87,700	$87,700	Rule 42

Elwood Energy, LLC
Senior Secured Bonds		$14,741	$14,741	Rule 42

Kincaid Generation, LLC
Senior Secured Bonds, 7.33% due 2020		$7,757	$7,757	Rule 42

Morgantown Energy Associates
Fixed Rate Bond		$4,060	$4,060	Rule 42

Dominion Nuclear, Inc.
Demand Note	$1,423,550		$1,423,550	Rule 42

Dominion Nuclear Marketing I, LLC
Demand Note	$238,443		$238,443	Rule 42

Dominion Nuclear Marketing II, LLC
Demand Note	$667,612		$667,615	Rule 42

Domcan NS1 ULC
Long Term Loan Facility		$150,000	$150,000	Rule 42

Dominion Fiber Ventures, LLC
Note Payable to Affiliate	$644,000		$644,000	Rule 42
Senior Notes, 7.05% due 2005	$21,000		$21,000	Rule 42

Virginia Power
1992 First and Refunding Bonds, Series C, 8.0%, due 2004		$250,000	$250,000	Rule 42
Senior Notes, Series B, 7.20%, due 2004		$75,000	$75,000	Rule 42
Senior Bonds, 7.25%, due 2017	$105,800	$3,300	$109,100	Section 9(b)

Notes to Item 4:
Except as noted, all securities redeemed or retired have been cancelled.
Public Utility Holding Company Act of 1935.